Exhibit 8.1

List of Subsidiaries

Country of
Subsidiaries	Incorporation
Administradora de Concesiones Comerciales de Hipermercados S.A.	Chile
Administradora de Concesiones Comerciales de Supermercados S.A.	Chile
Saitec S.A.	Chile
Magallanes S.A.	Chile
Presto S.A.	Chile
Maquinsa S.A.	Chile
Comercializadora de Vestuario S.A.	Chile
Rentas e Inversiones La Dehesa S.A.	Chile
Rentas e Inversiones Antofagasta Limitada	Chile
Rentas e Inversiones Puente Alto Limitada	Chile
Rentas e Inversiones Viña del Mar Limitada	Chile
Rentas e Inversiones Gran Avenida Limitada	Chile
Rentas e Inversiones Quillota Limitada	Chile
Rentas e Inversiones Maipú S.A.	Chile
Sermob S.A.	Chile
Supermercado Almac S.A.	Chile
Administradora de Créditos Comerc.Presto Limitada	Chile
Supermercado Buenaventura Limitada	Chile
Hipermercado Alameda Limitada	Chile
Hipermercado Maipú Limitada	Chile
Hipermercado Gran Avenida Limitada	Chile
Hipermercado El Belloto Limitada	Chile
Hipermercado La Serena Limitada	Chile
Hipermercado Antofagasta Limitada	Chile
Hipermercado Temuco Limitada	Chile
Hipermercado Quilicura Limitada	Chile
Hipermercado Puerto Montt Limitada	Chile
Hipermercado Valdivia Limitada	Chile
Hipermercado Los Angeles Limitada	Chile
Hipermercado Recreo Limitada	Chile
Hipermercado Huechuraba Limitada	Chile
Hipermercado Curicó Limitada	Chile
Hipermercado Coquimbo Limitada	Chile
Hipermercado Quillota Limitada	Chile
Comercial División Productos Lider Limitada	Chile
Distribuidora y Comercializadora Farmalider S.A.	Chile
Supermercado Viña del Mar Limitada	Chile
Hipermercado Puente Alto Limitada	Chile
Hipermercado Departamental Limitada	Chile
Hipermercado Santa Amalia Limitada	Chile
Hipermercado Lonquén Limitada	Chile
Hipermercado Bío Bio Limitada	Chile
Hipermercado La Reina Limitada	Chile
Hipermercado Puente Nuevo Limitada	Chile
Hipermercado Concepción Limitada	Chile
Hipermercado Calama Limitada	Chile
Hipermercado Rancagua Limitada	Chile
Hipermercado Matucana Limitada	Chile
Supermercado Einstein Limitada	Chile
Hipermercado Valparaíso Limitada	Chile

Exhibit 8.1

List of Subsidiaries

Country of
Subsidiaries	Incorporation
Hipermercado Plaza Vespuicio Limitada	Chile
Hipermercado Punta Arenas Limitada	Chile
Hipermercado Talagante Limitada	Chile
Grupo de Restaurantes Chile S.A.	Chile
Supermercado Grecia Limitada	Chile
Supermercado Vicuña Mackenna	Chile
Supermercado Macul Limitada	Chile
Supermercado Estoril Limitada	Chile
Supermercado Gran Avenida Limitada	Chile
Supermercado Vespucio Sur Limitada	Chile
Hipermercado Tomás Moro Limitada	Chile
Supermercado Independencia Ltda	Chile
Supermercado Iquique Limitada	Chile
Hipermercado Talca Limitada	Chile
Supermercado Kennedy Limitada	Chile
Supermercado Pajaritos Limitada	Chile
Supermercado San Bernardo Ltda	Chile
Supermercado Los Morros Limitada	Chile
Supermercado Arica Limitada	Chile
Supermercado Los Domínicos Ltda	Chile
Supermercado Osorno Limitada	Chile
Supermercado Pedro de Valdivia Ltda	Chile
Supermercado Plaza Lyon Limitada	Chile
Supermercado Miraflores Alto Limitada	Chile
Comercial Outlet y Pajaritos Limitada	Chile
Escuela de capacitación técnica	Chile
Escatec Limitada	Chile
O ´clock S.A.	Chile
Supermercado Tobalaba Limitada	Chile
Supermercado José María Caro Ltda	Chile
Supermercado Plaza Egaña Limitada	Chile
Supermercado Colón Limitada	Chile
Supermercado Ñuñoa Limitada	Chile
Supermercado Maipú Limitada	Chile
Supermercado La Dehesa Limitada	Chile
Supermercado Plaza Italia Limitada	Chile
Supermercado Apoquindo Limitada	Chile
Supermercado La Frontera Limitada	Chile
Supermercado La Calera Limitada	Chile
Supermercado Quilpué Limitada	Chile
Supermercado Norte Grande Limitada	Chile
Supermercado Manuel Montt Ltda	Chile
Supermercado Santa Rosa Limitada	Chile
Supermercado Recoleta Limitada	Chile
Supermercado Vitacura Limitada	Chile
Supermercado Marina Limitada	Chile
Logistica Transporte y Servicio LTS Ltda	Chile
Ventas y Distribución Limitada	Chile

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